Exhibit 10.1

November 30, 2018

Mr. Robert Iger
Chief Executive Officer and Chairman
The Walt Disney Company
500 S. Buena Vista Avenue
Burbank, CA

Amendment to Amended and Restated Employment Agreement
Dated as of October 6, 2011, as amended

This letter amends your Amended and Restated Employment Agreement, dated October 6, 2011, as amended by letters dated July 1, 2013, October 2, 2014, March 22, 2017 and December 13, 2017 (as amended, the “Agreement”), to modify the performance conditions applicable to certain performance stock unit awards in the manner specified below.
1. The terms and conditions of the Extension PSUs as originally set forth in Section 5 of the letter dated December 13, 2017 shall be as set forth in the attached Performance-Based Stock Unit Award Agreement, dated as of December 13, 2017 and as amended and restated as of the date hereof (the “Restated 2017 Award Agreement”).
2. As to any annual performance stock unit awards to be issued in accordance with Section 3 of the letter dated December 13, 2017 at or following the Transaction Closing Date, notwithstanding the provisions of Sections 3(c)(ii)(A) and 3(c)(ii)(E) of the Agreement, if the Total Shareholder Return (as such term is defined in the Restated 2017 Award Agreement) of the Company with respect to the applicable performance period is negative, not more that 100% of the units subject to such award shall be earned and payable.
3. Except as specified above, the Agreement shall otherwise continue in accordance with its terms and, in the event of any conflict between the terms contained herein and the Agreement, the terms contained herein shall govern. Defined terms used, but not defined, in this letter have the meanings ascribed thereto in the Agreement.

If you agree that the foregoing sets forth our full understanding regarding the amendment of the Agreement, please evidence your agreement and acceptance by counter-signing two copies of this letter where indicated below, returning one executed copy to me.

THE WALT DISNEY COMPANY

/s/ Alan N. Braverman
 By: Alan N. Braverman
Senior Executive Vice President,
General Counsel and Secretary

AGREED AND ACEPTED:

/s/ Robert A. Iger
Robert A. Iger

Dated: November 30, 2018

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